Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As registered independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cambridge Heart, Inc. of our report dated March 30, 2006 relating to the financial statements, which appears in Cambridge Heart, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ VITALE, CATURANO & COMPANY, LTD.

July 21, 2006

Boston, Massachusetts